UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013
___________

FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On August 14, 2013, the Board of Directors of First National Corporation appointed Dr. Miles K. Davis as a director of the Company and its wholly-owned banking subsidiary, First Bank.

Dr. Davis has not yet been appointed to serve on any committees of the Board of Directors.  Dr. Davis will receive the same compensation as the other non-management directors receive, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On August 14, 2013, the Board of Directors of the Registrant amended Article II (A) of its Bylaws, effective immediately. The amendment increased the size of the Board of Directors from eight (8) to nine (9) members.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statement and Exhibits

    (d)     Exhibits.

Exhibit No.	Description

3.1	Bylaws of First National Corporation (as restated in electronic format as of August 14, 2013).
99.1	Press Release dated August 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date: August 19, 2013	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of First National Corporation (as restated in electronic format as of August 14, 2013).
99.1	Press Release dated August 16, 2013